Exhibit 10(f)(14)

AMENDMENT NO. 1 TO THE

ALLTEL CORPORATION

1998 DIRECTORS’ DEFERRED COMPENSATION PLAN

Effective April 25, 2002, the ALLTEL Corporation 1998 Directors’ Deferred Compensation Plan is hereby amended to read as follows:

1.               Section 2.3 of the Plan is amended by the addition of the following sentence as the end thereof:

Notwithstanding the foregoing, a Participant may amend a previously executed Deferral Election form in the manner permitted under Section 2.4

2.               Section 2.4 of the Plan is amended in its entirety to read as follows:

2.4                           Deferral Period.  Except as otherwise provided in the second paragraph of this Section 2.4, the date for payment of his Deferred Compensation Account for a Deferral Year to be elected by a Director shall be the first business day of any calendar month, other than January, that begins after the calendar month that immediately follows the calendar month in which occurs the Participant’s Termination of Service that is not later than the one hundred twentieth (120th) calendar month ending after the calendar month in which occurs the Participant’s Termination of Service, except that the Director may elect that in the event of his death after his Termination of Service, the date for payment of the Deferred Compensation Account shall be the earlier of either: (a) the later of the date on which the Deferred Compensation Account would have been paid to the Participant but for his death, provided the Participant’s Beneficiary is not the Participant’s estate; or the first business day of any calendar month, other than January, following receipt by the Corporation of evidence satisfactory to the Corporation of the Participant’s death and any other information deemed by the Corporation necessary or desirable in order to effectuate payment of the Deferred Compensation Account to the Participant’s Beneficiary; or (b) the first business day of any calendar month, other than January, following receipt by the Corporation of evidence satisfactory to the Corporation of the Participant’s death and any other information deemed by the Corporation necessary or desirable in order to effectuate payment of the Deferred Compensation Account to the Participant’s Beneficiary.

A Participant may amend a previously executed “Deferral Election Form” so as to defer the date for payment of his Deferred Compensation Account for a Deferral Year in the case of his Termination of Service to a date later than the date specified in the first sentence of this Section 2.4 and/or to elect to receive payment of such Deferred Compensation Account in annual installments over a period not to exceed fifteen (15) years in whatever percentage of the remaining Deferred Compensation Account the Participant designates; provided, however: (i)  such amendment is made not less than twelve (12) calendar months prior to the date payments would otherwise have commenced under the first sentence of this Section 2.4 pursuant to the Participant’s previously executed “Deferral Election Form;” (ii) the amended Deferral Election form applies with respect to all Deferred Compensation Accounts for all Deferral Years of the Participants under the Plan; (iii) payment under the amended Deferral Election Form is deferred to a date which is at least twelve (12) calendar months later than the date the lump sum payment or the first annual installment, as the case may be, would otherwise have been made pursuant to the previously executed Deferral Election Forms; and (iv) payment of his Deferred Compensation Accounts is made (or commences to be made) not later than the one hundred twentieth (120th) calendar month ending after the calendar month in which occurs the Participant’s Termination of Service.  Any amendment of a Deferral Election Form hereunder which does not satisfy the conditions set forth above shall be of no force or effect.

3.               Section 3.3 of the Plan is amended by the addition of the following paragraph at the end thereof:

For any year in which payment of a Deferred Compensation Account is made in installments pursuant to Section 2.4 and in lieu of the hypothetical interest credit provided above, as of the close of business on the day immediately preceding the date as of which the installment is made, the Deferred Compensation Account shall be credited with an amount equal to the product of: (a) the balance of the Deferred Compensation Account as of the close of business on that day; (b) the Interest Rate for the Year during which the payment occurs; and (c) a fraction, the numerator of which is the number of days that have elapsed subsequent to the immediately preceding December 31st through (and including) the date that payment occurs, and the denominator of which is 365.  For purposes of the immediately preceding sentence, payment shall be deemed to occur as of the date on which payment is transmitted to the payee in accordance with the terms of the Plan.  As of the close of business on the immediately succeeding December 31st, the Deferred Compensation Account shall be credited with an amount equal to the product of: (a) the balance of the Deferred

Compensation Account as of the close of business on that day; (b) the Interest Rate for the Year during which the payment occurs; and (c) a fraction, the numerator of which is the number of days that have elapsed subsequent to the date on which the installment payment was made, and the denominator of which is 365.

4.               Section 4.1 of the Plan is amended in its entirety to read as follows:

4.1                           Payment of Deferred Compensation Accounts.  The balance of each Deferred Compensation Account (as determined in accordance with Article III) shall be paid by the Corporation by check drawn on the Corporation to the Participant or the Participant’s Beneficiary at the earliest time (and as otherwise) provided in this Article IV.  Payment shall be made in the form of a single lump sum payment except as provided in Sections 2.4 and 4.5.